October 22, 2002

VIA EDGAR
---------

U.S. Securities and Exchange Commission
Mail Stop 0-7, Filer Support
6432 General Green Way
Alexandria, VA 22312

                  Re:      Oppenheimer U.S. Government Trust
                           Written Representation of Counsel
                           (Reg. No. 2-76645; File No. 811-3430)
                           -------------------------------------

To the Securities and Exchange Commission:

                  On behalf of Oppenheimer  U.S.  Government Trust (the "Fund") and pursuant to Paragraph (b)(4) of
Rule 485 under the  Securities  Act of 1933, as amended (the "1933 Act"),  and in  connection  with an Amendment on
Form  N-1A  which  is  Post-Effective  Amendment  No.  43 to the 1933 Act  Registration  Statement  of the Fund and
Amendment  No.  40 to its  Registration  Statement  under the  Investment  Company  Act of 1940,  as  amended,  the undersigned  counsel,  who prepared or reviewed such Amendment,  hereby  represents to the  Commission,  for filing with such Amendment,  that said Amendment does not contain  disclosures  which would render it ineligible to become effective pursuant to paragraph (b) of said Rule 485.

Very truly yours,

/s/Philip T. Masterson

Philip T. Masterson
Vice President &
Assistant Counsel
(303) 768-2486

Attachments

cc:    Larry Greene, Securities and Exchange Commission
         Ron Feiman, Esq.
         KMPG LLP